Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated March 31, 2010 with respect to the audited consolidated financial statements of Diamond Technologies, Inc. for the year ended December 31, 2009.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

MALONEBAILEY, LLP
MaloneBailey, LLP
www.malone−bailey.com
Houston, Texas

May 24, 2010